SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 23, 2009

Lateral Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-136806	98-0539032
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

 (Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 23, 2009, Lateral Media, Inc. (the “Company”) provided notice to Michael Rose, the Company’s Executive Vice President, Operations, that the Company currently does not have sufficient work in the near term to justify continuing his employment, and as such, that it is necessary to furlough him from his active employment status, effective immediately.  Mr. Rose’s employment agreement with the Company is attached as Exhibit 10.1 to that Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2009, and incorporated herein by reference.

Pursuant to the terms of the notice, Mr. Rose is on unpaid furlough as of Monday, October 26, 2009 through Friday, January 29, 2010.  In accordance with California law, the Company paid Mr. Rose for his final wages, including salary and accrued commissions, as well as accrued but unused annual vacation leave. Mr. Rose will continue to hold the stock options awarded to him, the first third of which are scheduled to vest on the one year anniversary of the first date of his employment.  In the event the Company is unable to recall Mr. Rose on or before February 1, 2010, the Company will convert the furlough into a termination of his employment, and will commence severance payments to him equal to six months of his base salary, and any unvested stock options held by Mr. Rose will be forfeited, all in accordance with the terms of Mr. Rose’s employment agreement.  The foregoing description of the notice does not purport to be complete and is qualified in its entirety by reference to the notice, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Notice, issued by Lateral Media, Inc. to Michael Rose on October 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATERAL MEDIA, INC.

Date: October 29, 2009	By:	/s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer